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                          Independent Auditors' Consent



To the Shareholders and Board of Trustees of the Smith Barney Multiple Discipline Trust:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated February 13, 2004, on the statements of assets and liabilities for the Multiple Discipline Portfolio - All Cap Growth and Value, Multiple Discipline Portfolio - Large Cap Growth and Value, Multiple Discipline Portfolio - Global All Cap Growth and Value and Multiple Discipline Portfolio - Balanced All Cap Growth and Value (the "Portfolios"), as of December 31, 2003, and the related statements of operations, changes in their net assets and financial highlights for the period from October 1, 2002 (Commencement of Operations) to December 31, 2003. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.




                                                              KPMG LLP


New York, New York
April 29, 2004